Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of August 31, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of August 31, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at fair value (cost of $185,402)	$187,165
Cash and cash equivalents	78,758
Other assets	7,333
Other liabilities	(123,200)

Net Asset Value	$150,056

Number of outstanding shares	14,822,853

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of August 31, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of outstanding shares	Net Asset Value per share as of August 31, 2025
Series I
Anchor II Shares	$15	1,500	$10.09
E Shares	$1,703	168,500	$10.11
Series II
Anchor I Shares	$6,320	624,400	$10.12
Anchor II Shares	$32,491	3,212,453	$10.11
Anchor III Shares	$101,259	10,000,000	$10.13
E Shares	$8,268	816,000	$10.13

Total	$150,056	14,822,853